Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q2’15 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – July 23, 2015 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions, and a leading provider of specialty containment solutions in the United States, today reported actual and adjusted financial results for the quarter ended June 30, 2015. Total revenues were $130.3 million and rental revenues were $120.2 million, up from $106.5 million and $98.0 million, respectively, for the same period last year.

The Company recorded second quarter net income of $9.4 million, or $0.21 per diluted share. The Company had net income of $9.3 million, or $0.20 per diluted share, respectively, for the second quarter of 2014. On an adjusted basis, second quarter net income was $13.0 million, or $0.28 per diluted share, compared to adjusted net income of $10.8 million, or $0.23 per diluted share, for the second quarter of 2014. Adjusted EBITDA was $46.3 million and adjusted EBITDA margin was 35.9% for the second quarter of 2015.

Total revenues and rental revenues for the portable storage business for the current quarter were $103.0 million and $95.0 million, respectively. Total revenues and rental revenues for the recently acquired specialty containment business were $27.3 million and $25.2 million, respectively.

Dividend

The Company’s Board of Directors declared a cash dividend of 18.7 cents per share which will be paid on September 2, 2015 to shareholders of record on August 19, 2015.

Second Quarter 2015 Highlights

•	Grew total revenues 22.3% year-over-year.

•	Successfully completed the sale of the mobile wood office fleet for $92 million.

•	Portable storage rental revenue increased 3.2% excluding the divested mobile wood offices, or 5.5% when adjusted for unfavorable currency fluctuations.

•	Expanded adjusted EBITDA margin to 35.9% from 33.8% in the 2014 second quarter, and delivered adjusted EBITDA of $46.3 million, up 28.5% from $36.0 million in the prior-year quarter.

•	Average portable storage utilization was 66.7%; rising to 68.7% by quarter end.

•	Increased portable storage rental rates by 5.1% year-over-year.

•	Aligned our operational management and sales structure geographically, driving execution through a flexible, customer-centric model.

•	Returned $26.6 million to our shareholders through $8.5 million in dividends and $18.1 million of repurchased treasury shares.

CEO Comments

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, remarked, “I’m very pleased with the performance and development of our business in the quarter. Within our North American portable storage business, our recently realigned sales force and operational teams achieved the highest monthly activations in the Company’s history in June, with core activations up 20% from June 2014. As a result, within our portable storage business we grew fleet on rent at June 30, 2015 more than 3% company-wide since the end of the first quarter and 2% year-over-year. Impressive internal sales productivity increases of 28% compared to the prior-year quarter drove the second quarter traction in activations. This momentum has continued into the first few weeks of July, with year-over-year activation increases in excess of 13%, resulting in the Company’s highest ever level of core units on rent.”

Mobile Mini, Inc. News Release July 23, 2015	Page 2

Mr. Olsson continued, “We have achieved success with our premium pricing strategy, as reflected in our 5.1% year-over-year rate increase this quarter. To achieve both rate and volume growth we are focused on continued development of our sales force and are actively recruiting representatives with a near-term goal of increasing the internal salesforce approximately 10%, or 20 employees. Our specialty containment business continued to do very well in the downstream market on a year over year basis, while facing continuing headwinds in the upstream market. As expected, the divestiture of our wood mobile office business is resulting in some short-term margin pressure as we incur additional costs and distraction in our field operations.”

Conference Call

Mobile Mini will host a conference call today, Thursday, July 23, 2015 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investors section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 204,200 portable storage containers and office units with 134 locations in the U.S., United Kingdom, and Canada. Through its wholly-owned subsidiary, Evergreen Tank Solutions, Mobile Mini is also a leading provider of specialty containment solutions in the U.S., with a rental fleet of approximately 11,100 units and 23 locations. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our expectations regarding our ability to execute our strategic plan, growth increased revenue, increased operational flexibility and efficiency, financial performance, margin expansion, ability to enter new markets, free cash flow, and positioning for 2015, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP & Chief Financial Officer Mobile Mini, Inc. (602) 308-3879 www.mobilemini.com		The Equity Group Inc. Fred Buonocore (212) 836-9607 Linda Latman (212) 836-9609

(See accompanying tables)

Mobile Mini, Inc. News Release July 23, 2015	Page 3

Reclassifications:

Certain amounts in the consolidated statements of operations for the three months ended March 31, 2015, which is included in the year-to-date period ended June 30, 2015, have been reclassified to conform to the current period presentation. The reclassifications have no effect on total revenues, loss from operations, net loss or net loss per common share.

The Company believes the current presentation better reflects the nature of the underlying financial statement items.

Mobile Mini, Inc. News Release July 23, 2015	Page 4

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands except per share data)

	Three Months Ended June 30, 2015			Three Months Ended June 30, 2014
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (1)
Revenues:
Rental	$120,245	$—	$120,245	$98,041	$—	$98,041
Sales	8,199	—	8,199	7,982	—	7,982
Other (2)	1,844	(1,465)	379	510	—	510

Total revenues	130,288	(1,465)	128,823	106,533	—	106,533

Costs and expenses:
Rental, selling and general expenses (3)	83,104	(3,350)	79,754	68,149	(33)	68,116
Cost of sales	5,400	—	5,400	5,379	—	5,379
Restructuring expenses (4)	2,444	(2,444)	—	1,731	(1,731)	—
Asset impairment charge and loss on divestiture, net (5)	1,402	(1,402)	—	274	(274)	—
Depreciation and amortization	14,538	—	14,538	9,305	—	9,305

Total costs and expenses	106,888	(7,196)	99,692	84,838	(2,038)	82,800

Income from operations	23,400	5,731	29,131	21,695	2,038	23,733
Other expense:
Interest expense	(8,967)	—	(8,967)	(7,097)	—	(7,097)
Foreign currency exchange	(2)	—	(2)	—	—	—

Income before tax provision	14,431	5,731	20,162	14,598	2,038	16,636
Income tax provision	5,015	2,187	7,202	5,335	521	5,856

Net income	$9,416	$3,544	$12,960	$9,263	$1,517	$10,780

EBITDA	$37,936		$46,282	$31,000		$36,015
EBITDA as a percentage of total revenues	29.1%		35.9%	29.1%		33.8%

Earnings per share:
Basic	$0.21		$0.29	$0.20		$0.23
Diluted	0.21		0.28	0.20		0.23

Weighted average number of common and common share equivalents outstanding:
Basic	45,238		45,238	46,235		46,235
Diluted	45,892		45,892	47,027		47,027

(1)	Adjusted balance excludes certain non-cash transactions, as well as other transactions that management believes are not indicative of its ongoing business. Adjusted figures are a non-GAAP presentation.
(2)	Adjustment is comprised of $1.5 million of transition service revenue associated with the divestiture of our North American mobile wood office business.
(3)	Adjustment is comprised of $1.0 million in incremental costs related with acquisition activities, $1.7 million of operating expenses associated with the transition of the wood mobile offices, including expenses related to wood mobile offices on our leased properties, and $0.6 million of expense related to the proposed settlement of an unclaimed property liability with the state of Delaware.
(4)	Costs relating to the restructuring of our business operations.
(5)	In 2015, asset impairment and loss on divestiture costs represent the impairment and loss associated with the divestiture of our North American mobile wood office business. In 2014, the asset impairment costs represent the additional loss upon completion of sale (offset by gains upon completion of sale) of assets that were written down to fair value in the second quarter of 2013.

Mobile Mini, Inc. News Release July 23, 2015	Page 5

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands except per share data)

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (1)
Revenues:
Rental	$243,362	$—	$243,362	$192,121	$—	$192,121
Sales	16,171	—	16,171	15,848	—	15,848
Other (2)	3,384	(2,641)	743	968	—	968

Total revenues	262,917	(2,641)	260,276	208,937	—	208,937

Costs and expenses:
Rental, selling and general expenses (3)	166,150	(4,352)	161,798	136,505	(39)	136,466
Cost of sales	10,533	—	10,533	10,932	—	10,932
Restructuring expenses (4)	2,927	(2,927)	—	2,316	(2,316)	—
Asset impairment charge and loss on divestiture, net (5)	66,128	(66,128)	—	557	(557)	—
Depreciation and amortization	30,077	—	30,077	18,450	—	18,450

Total costs and expenses	275,815	(73,407)	202,408	168,760	(2,912)	165,848

(Loss) income from operations	(12,898)	70,766	57,868	40,177	2,912	43,089
Other income (expense):
Interest expense	(18,026)	—	(18,026)	(14,084)	—	(14,084)
Foreign currency exchange	(2)	—	(2)	(1)	—	(1)

(Loss) income before tax (benefit) provision	(30,926)	70,766	39,840	26,092	2,912	29,004
Income tax (benefit) provision	(13,016)	27,225	14,209	9,389	800	10,189

Net (loss) income	$(17,910)	$43,541	$25,631	$16,703	$2,112	$18,815

EBITDA	$17,177		$93,808	$58,626		$68,679
EBITDA as a percentage of total revenues	6.5%		36.0%	28.1%		32.9%

(Loss) earnings per share:
Basic	$(0.39)		$0.57	$0.36		$0.41
Diluted	(0.39)		0.56	0.36		0.40

Weighted average number of common and common share equivalents outstanding:
Basic	45,360		45,360	46,192		46,192
Diluted (6)	45,360		45,972	46,932		46,932

(1)	Adjusted balance excludes certain non-cash transactions, as well as other transactions that management believes are not indicative of its ongoing business. Adjusted figures are a non-GAAP presentation.
(2)	Adjustment is comprised of $1.5 million of transition service revenue associated with the divestiture of our North American mobile wood office business and $1.2 million of revenue associated with a sales tax refund that is not indicative of our ongoing business.
(3)	Adjustment is comprised of $2.0 million in incremental costs related with acquisition activities, $1.7 million of operating expenses associated with the transition of the wood mobile offices, including expenses related to wood mobile offices on our leased properties, and $0.6 million of expense related to the proposed settlement of an unclaimed property liability with the state of Delaware.
(4)	Costs relating to the restructuring of our business operations.
(5)	In 2015, asset impairment and loss on divestiture costs represent the impairment and loss associated with the divestiture of our North American mobile wood office business. In 2014, the asset impairment costs represent the additional loss upon completion of sale (offset by gains upon completion of sale) of assets that were written down to fair value in the second quarter of 2013.
(6)	Common stock equivalents were excluded from the calculation of actual diluted earnings per share for the six-month period ending June 30, 2015 because their inclusion would reduce the net loss per share.

Mobile Mini, Inc. News Release July 23, 2015	Page 6

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2015	2014
As of June 30:
Number of portable storage locations	134	135
Number of specialty containment locations	23	—
Portable Storage rental fleet units	204,200	213,100
Specialty Containment rental fleet units	11,100	—

Average Utilization:
Portable Storage – three months ended June 30	66.7%	66.6%
Portable Storage – six months ended June 30	66.6%	66.7%
Specialty Containment – three months ended June 30*	69.1%	72.8%
Specialty Containment – six months ended June 30*	70.1%	70.5%

*	Specialty containment 2014 is prior to acquisition

Mobile Mini, Inc. News Release July 23, 2015	Page 7

Mobile Mini, Inc.

Product Line Information – Adjusted (1)

(Unaudited)

(in thousands)

	Three Months Ended June 30, 2015			Six Months Ended June 30, 2015
	Portable Storage	Specialty Containment	Total	Portable Storage	Specialty Containment	Total
Revenues:
Rental	$95,036	$25,209	$120,245	$194,040	$49,322	$243,362
Sales	6,100	2,099	8,199	12,062	4,109	16,171
Other	364	15	379	717	26	743

Total revenues	101,500	27,323	128,823	206,819	53,457	260,276

Costs and expenses:
Rental, selling and general expenses	63,663	16,091	79,754	129,921	31,877	161,798
Cost of sales	3,988	1,412	5,400	7,852	2,681	10,533
Depreciation and amortization	8,172	6,366	14,538	17,638	12,439	30,077

Total costs and expenses	75,823	23,869	99,692	155,411	46,997	202,408

Income from operations	$25,677	$3,454	$29,131	$51,408	$6,460	$57,868

Adjusted EBITDA	$36,383	$9,899	$46,282	$74,568	$19,240	$93,808
Adjusted EBITDA Margin	35.8%	36.2%	35.9%	36.1%	36.0%	36.0%

(1)	Adjusted amounts exclude certain non-cash transactions, as well as other transactions that management believes are not indicative of its ongoing business. Adjusted figures are a non-GAAP presentation. See additional information regarding the adjusted balances on the previous pages of this news release.

Mobile Mini, Inc. News Release July 23, 2015	Page 8

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2015 (unaudited)	December 31, 2014 (audited)
ASSETS
Cash and cash equivalents	$3,704	$3,739
Receivables, net	78,265	81,031
Inventories	17,487	16,736
Rental fleet, net	944,618	1,087,056
Property, plant and equipment, net	120,524	113,175
Deposits and prepaid expenses	12,089	8,586
Deferred financing costs and other assets	7,919	8,858
Intangibles, net	75,500	78,385
Goodwill	707,086	705,608

Total assets	$1,967,192	$2,103,174

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$35,004	$22,933
Accrued liabilities	57,657	63,727
Lines of credit	630,737	705,518
Obligations under capital leases	29,539	24,918
Senior Notes	200,000	200,000
Deferred income taxes	219,226	231,547

Total liabilities	1,172,163	1,248,643

Stockholders’ equity:
Common stock	491	490
Additional paid-in capital	577,291	569,083
Retained earnings	345,536	380,504
Accumulated other comprehensive loss	(29,131)	(29,870)
Treasury stock	(99,158)	(65,676)

Total stockholders’ equity	795,029	854,531

Total liabilities and stockholders’ equity	$1,967,192	$2,103,174

Mobile Mini, Inc. News Release July 23, 2015	Page 9

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2015	2014
Cash Flows from Operating Activities:
Net (loss) income	$(17,910)	$16,703
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Asset impairment charge and loss on divestiture, net	66,128	557
Provision for doubtful accounts	1,894	1,349
Amortization of deferred financing costs	1,586	1,405
Amortization of long-term liabilities	51	83
Share-based compensation expense	6,737	7,141
Depreciation and amortization	30,077	18,450
Gain on sale of rental fleet	(3,643)	(2,495)
Loss on disposal of property, plant and equipment	1,482	359
Deferred income taxes	(13,420)	9,189
Foreign currency transaction loss	2	1
Changes in certain assets and liabilities, net of effect of businesses acquired	(2,083)	(3,457)

Net cash provided by operating activities	70,901	49,285

Cash Flows from Investing Activities:
Proceeds from mobile wood office divestiture, net	84,500	—
Cash paid for businesses acquired, net of cash acquired	(1,200)	(16,260)
Additions to rental fleet, excluding acquisitions	(27,809)	(8,150)
Proceeds from sale of rental fleet	9,375	12,019
Additions to property, plant and equipment, excluding acquisitions	(11,612)	(4,741)
Proceeds from sale of property, plant and equipment	1,677	1,451

Net cash provided by (used in) investing activities	54,931	(15,681)

Cash Flows from Financing Activities:
Net payments under lines of credit	(74,782)	(19,189)
Deferred financing costs	(113)	—
Principal payments on capital lease obligations	(1,817)	(766)
Issuance of common stock	1,473	2,062
Dividend payments	(16,964)	(15,719)
Purchase of treasury stock	(33,482)	(463)

Net cash used in financing activities	(125,685)	(34,075)
Effect of exchange rate changes on cash	(182)	(217)

Net decrease in cash	(35)	(688)
Cash and cash equivalents at beginning of period	3,739	1,256

Cash and cash equivalents at end of period	$3,704	$568

Equipment acquired through capital lease obligations	$6,467	$7,286

Mobile Mini, Inc. News Release July 23, 2015	Page 10

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, adjusted net income, adjusted diluted earnings per share, and free cash flow are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these measurements to the most directly comparable GAAP financial measures are as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss)	$9,416	$9,263	$(17,910)	$16,703
Interest expense	8,967	7,097	18,026	14,084
Income tax provision (benefit)	5,015	5,335	(13,016)	9,389
Depreciation and amortization	14,538	9,305	30,077	18,450

EBITDA	37,936	31,000	17,177	58,626
Share-based compensation expense	2,615	2,977	5,865	7,141
Restructuring expenses	2,444	1,731	2,927	2,316
Acquisition-related expenses	993	33	1,995	39
Impairment and divestiture-related revenues and expenses, net (1)	1,652	274	66,378	557
Sales tax refund and proposed unclaimed property settlement (2)	642	—	(534)	—

Adjusted EBITDA	$46,282	$36,015	$93,808	$68,679

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net cash provided by operating activities	$32,429	$22,473	$70,901	$49,285
Interest paid	11,715	10,131	15,905	12,291
Income and franchise taxes paid	1,420	689	1,693	778
Share-based compensation expense	(3,487)	(2,977)	(6,737)	(7,141)
Asset impairments, net of recoveries	(1,402)	(274)	(66,128)	(557)
Gain on sale of rental fleet	1,671	784	3,643	2,495
Loss on disposal of property, plant and equipment	(1,147)	(287)	(1,482)	(359)
Changes in other assets and liabilities, net of effect of businesses acquired	(3,263)	461	(618)	1,834

EBITDA	$37,936	$31,000	$17,177	$58,626

(1)	In 2015, impairment and divestiture-related revenues and expenses, net include the following: asset impairment charge and loss on divestiture, net, of $1.4 million and $66.1 million for the three and six-month periods, respectively. In both the three and six month periods, this adjustment includes. $1.5 million of transition services revenue and $1.7 million of operating expenses associated with the transition of the wood mobile offices, including the cost of providing yard space. In 2014, the asset impairment costs represent the additional loss upon completion of sale (offset by gains upon completion of sale) of assets that were written down to fair value in the second quarter of 2013.
(2)	Revenue of $1.2 million associated with a sales tax refund recorded in the first quarter, partially offset by $0.6 million in expenses related to the proposed settlement of an unclaimed property liability with the state of Delaware in the second quarter. These transactions are not indicative of our ongoing business activity.

Mobile Mini, Inc. News Release July 23, 2015	Page 11

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net cash provided by operating activities	$32,429	$22,473	$70,901	$49,285
Additions to rental fleet, excluding acquisitions	(17,329)	(4,072)	(27,809)	(8,150)
Proceeds from sale of rental fleet units	4,533	6,392	9,375	12,019
Additions to property, plant and equipment, excluding acquisitions	(7,371)	(2,113)	(11,612)	(4,741)
Proceeds from sale of property, plant and equipment	1,070	543	1,677	1,451

Net capital (expenditures) proceeds, excluding acquisitions	(19,097)	750	(28,369)	579

Free cash flow	$13,332	$23,223	$42,532	$49,864

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our ongoing business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that they provide an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA divided by total revenues expressed as a percentage. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.

Earlier in this release, we provided a reconciliation of these adjusted measurements to actual results along with a reconciliation of net income to EBITDA and adjusted EBITDA, net cash provided by operating activities to EBTIDA and net cash provided by operating activities to free cash flow.